Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS ANNOUNCES ACQUISITION OF STORMTRAP INVESTMENTS LLC FROM PSP CAPITAL

•	Expands Addressable Market with Complementary Offerings in Stormwater Storage Solutions

•	Enhances Go-to-Market Capabilities with Spec-Driven Commercial Model

•	Provides Immediate Cross-Selling Opportunities in Non-Residential and Infrastructure Markets

•	Offers Significant Growth Opportunities Linked to Secular and Regulatory Tailwinds and Expanded Customer Relationships

HILLIARD, Ohio – October 5, 2026 – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading provider of innovative water management solutions in the stormwater and onsite wastewater industries today announced that it has entered into a definitive agreement to acquire StormTrap Investments LLC (“StormTrap”), an industry leader in large volume, space-constrained, highly engineered stormwater solutions for a purchase price of approximately $530 million, or approximately $450 million when adjusted for the present value of the expected tax benefits. The transaction is expected to be accretive to adjusted EPS in the first year and supports ADS’ core growth strategy by expanding its product portfolio into high-demand, high-growth categories, enhancing market opportunities, and further broadening its product offering to customers across the stormwater management landscape.

“This acquisition adds highly complementary stormwater storage products and solutions to ADS’ comprehensive portfolio, increasing exposure to a growing segment of the market,” said Scott Barbour, Chief Executive Officer and President of ADS. “ADS will use its proven integration expertise and go-to-market capabilities to gain footing in a segment of the market focused on large volume storage solutions. The addition of StormTrap will also create opportunities to further improve execution on selling all of ADS’ complementary portfolio of products and solutions. StormTrap’s well-established reputation and innovative approach to delivering new solutions fits naturally with ADS’ position as a leader in stormwater management. Our disciplined capital allocation framework and strong balance sheet provide us the flexibility to act decisively when the right opportunity like StormTrap emerges.”

“We are very excited to join ADS’ industry-leading water management platform, and the alignment between our company values and shared commitment to delivering innovative, best-in-class solutions for stormwater management,” said Nate Olds, Chief Executive Officer of StormTrap. “StormTrap was built to solve challenging stormwater storage applications, and with ADS’ sales platform, history of successful integrations, and national scale, we are confident we can bring those solutions to a far broader set of customers. We look forward to building on both companies’ strengths as we work together to protect communities and the environment for generations to come.”

Transaction Benefits

Expands Addressable Market with Complementary Offering in Stormwater Storage Solutions

•

Broadens addressable market by adding exposure to large volume, deep, space-constrained stormwater storage projects, creating an opportunity for ADS to serve a larger segment of the stormwater storage market.

•	Adds highly complementary and innovative solutions in stormwater storage and treatment that optimize storage capacity for developers.

Enhances Go-to-Market Capabilities with Spec-Driven Commercial Model

•	Leverages spec-driven and high-touch sales process supported by deep, local relationships with key existing and prospective customers.

•	Provides access to a premier national precast partner network with strong concrete supplier relationships, creating a durable competitive advantage.

Provides Immediate Cross-Selling Opportunities in Non-Residential and Infrastructure Markets

•	Opens channels to introduce ADS’ portfolio of water management solutions to a new customer audience.

•	Increases participation across infrastructure and commercial development projects with unique site constraints.

Offers Significant Growth Opportunities Linked to Secular and Regulatory Tailwinds and Expanded Customer Relationships

•	Benefits from federal, state, and local stormwater regulations expected to continue to drive demand for StormTrap’s complementary products.

Expands StormTrap’s geographic reach through targeted commercial investments and access to ADS’ nationwide footprint.

Transaction Details

StormTrap generated approximately $165 million in revenue and approximately $40 million in adjusted EBITDA over the last-twelve-months ending July 2026. The transaction value, net of estimated tax benefits, represents a multiple of approximately 10x adjusted EBITDA for the trailing twelve months ending July 2026, inclusive of expected run-rate cost synergies. The transaction will be funded by cash on hand and existing credit line capacity at ADS. The Boards of Directors of both companies have unanimously approved the transaction, which is subject to customary closing conditions, including the receipt of required regulatory approvals. The transaction is expected to close in the fourth quarter of calendar 2026.

Advisors

Jefferies LLC acted as the exclusive financial advisor and Squire Patton Boggs (U.S.) LLP acted as legal advisor to ADS. Raymond James acted as lead financial advisor and William Blair as co-advisor and Mayer Brown LLP acted as legal advisor to StormTrap and PSP Capital.

About the Company

Advanced Drainage Systems is a leading manufacturer of innovative stormwater and onsite wastewater solutions that manage the world’s most precious resource: water. ADS, along with NDS and Infiltrator Water Technologies, provides superior stormwater drainage and onsite wastewater products used across commercial, residential, infrastructure, and agricultural applications, while delivering unparalleled customer service. ADS operates the industry’s largest company-owned fleet, an expansive sales team and a vast manufacturing network. As one of the largest plastic recycling companies in North America, ADS keeps millions of pounds of plastic out of landfills each year. Founded in 1966, ADS’ water management solutions are designed to last for decades. To learn more, visit the Company’s website at www.adspipe.com

About StormTrap

StormTrap is a leading provider of advanced stormwater management solutions across North America. Committed to protecting waterways and promoting sustainable infrastructure, StormTrap delivers engineered systems for detention, retention, infiltration, treatment, and water harvesting. Its proven, customizable solutions help civil engineers, developers, and municipalities meet stringent regulatory requirements while optimizing site design and reducing total project costs. StormTrap’s product portfolio includes SingleTrap®, DoubleTrap®, ShallowTrap®, StormSettler®, SiteSaver®, TrashTrap®, and PumpGuard®. To learn more, visit www.stormtrap.com.

About PSP Capital and PSP Partners

PSP Partners is a Chicago-based private investment firm founded by its Chairman Penny Pritzker, an entrepreneur, civic leader, and philanthropist, and former U.S. Secretary of Commerce. The firm is comprised of a highly experienced team of investment professionals and business builders focused on partnering with entrepreneurs, business owners, and management teams to build market-leading businesses and develop valuable assets. With investment strategies focused on established businesses (PSP Capital), emerging/growth companies (PSP Growth) and real assets (Pritzker Realty Group), PSP Partners invests across stages and asset classes with a primary emphasis on business & technology services, advanced industrials and real estate that are well-aligned with its expertise and experience. For more information, visit: www.psppartners.com.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials, new tariff and international trade policies, and our ability to pass any increased costs of raw materials and tariffs on to our customers in a timely manner; disruption or volatility in general business, political and economic conditions in the markets in which we operate; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets; uncertainties surrounding the integration and realization of anticipated benefits of acquisitions and the ability to do so within the intended time frame, including our ability to successfully complete the acquisition of StormTrap and to integrate StormTrap into our business; risks that the acquisition of StormTrap may involve unexpected costs, liabilities or delays, risks that the cost savings and synergies from the acquisition of StormTrap may not be fully realized; the effect of any claims, litigation, investigations or proceedings; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; the risk associated with manufacturing processes; the effects of global climate change and any related regulatory responses; our ability to protect against cybersecurity incidents and disruptions or failures of our IT systems; our ability to assess and monitor the effects of artificial intelligence, machine learning, and robotics and blockchain or other new approaches to data mining on our business and operations; our ability to manage our supply purchasing and customer credit policies; our ability to control labor costs and to attract, train and retain highly qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to appropriately address any environmental, social or governance concerns that may arise from our activities; the risks associated with our current levels of indebtedness, including borrowings under our existing credit agreement and outstanding indebtedness under our existing senior notes; and other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The use of the term “segment” in this press release is used in a commercial context and is not intended to represent a reportable segment under ASC Topic 280. The presentation of StormTrap’s financial information under ASC Topic 280 has yet to be determined.

For more information, please contact:

Michael Higgins

VP, Corporate Strategy & Investor Relations

Michael.Higgins@adspipe.com